Edward J. Gildea, President and CEO	PORTER, LEVAY & ROSE, INC.
(617) 624-0111	Michael Porter, President
Marlon Nurse, VP – Investor Relations
Jeff Myhre, VP – Editorial
(212) 564-4700
FOR IMMEDIATE RELEASE
CONVERTED ORGANICS INC. STRENGTHENS MANAGEMENT TEAM WITH
NEW BOARD APPOINTMENTS AND PROMOTIONS
BOSTON, MA, April 4, 2007 – Converted Organics Inc. (NASDAQ: COIN, COINW, COINZ) today announced that is has strengthened its management team with a combination of new appointments and promotions. These changes reflect the anticipated needs of the Company as it constructs its Woodbridge, New Jersey plant and begins laying the groundwork for commercial success.
In announcing these developments, Edward J. Gildea, President and CEO of Converted Organics, said “Our Company has four main goals for 2007: build the New Jersey plant, sell the production from the New Jersey plant, operate as a public company and start preparing for future growth opportunities. In order to assist in the accomplishment of these goals the Company has reorganized much of its personnel and retained the services of certain advisors and consultants.”
Dave Allen has agreed to accept the position of Chief Financial Officer of the Company. Simultaneously with acceptance of the position as CFO, Dave has resigned from the board. Dave has been a Director and Chairman of the Audit Committee since June 2006. Until 2004, he was the Chief Executive Officer and the Chief Financial Officer of Millbrook Press Inc., a publicly held publisher of children’s books. In addition, Mr. Allen has acted as a management consultant and advisor to small public companies. Mr. Allen holds a BS degree and an MS degree from Bentley College in Waltham, Massachusetts. Mr. Allen is a Certified Public Accountant.
Edward Stoltenberg has been appointed to fill the vacancy resulting from Mr. Allen’s resignation. Mr. Stoltenberg’s term as a director will expire at the 2006 annual meeting scheduled to be held in June of 2007. At that time Mr. Stoltenberg will be a nominee for election as a director. He has also been appointed to be Chairman of the Audit Committee. Mr. Stoltenberg is a Managing Director of Phoenix Financial Services, an investment banking firm which provides financial services to middle market public and private companies. He has been with Phoenix since 1999. Mr. Stoltenberg is a Certified Public Accountant and holds a B.A from Ohio Wesleyan University and an M.B.A from the University of Michigan.
John Weigold, Vice President Development and Operations, has accepted the responsibility of coordinating the construction activities at the New Jersey Plant. John will organize the activities of TCPI the Construction Manager and other contractors each of whom has entered into GMP contracts. He has been involved in the Company’s development and operations since January 2006.
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William A. Gildea, the Principal of ECAP, LLC, a boutique investment firm that specializes in the funding and development of clean technologies, has agreed to dedicate the efforts of ECAP to the initiation and management of the marketing and sales operation for Converted Organics. Mr. Gildea has been associated with the Company and its predecessors since the inception of the business.
Thomas Buchanan, formerly the Vice President and CFO, has agreed to accept the position of Vice President of Communications and Marketing. Tom will head the development of the Company’s initial marketing and communications messages and materials. Tom’s extensive knowledge of the Company’s process and products, as well as the recycling industry and market for the Company’s products make him extraordinarily qualified to help develop a communications program for the Company. He will provide updates on the Company’s progress and development in front of the Company’s stakeholders, including investors, vendors, customers, government and industry experts and employees.
Jack Walsdorf will assume the title of Vice President of Sales and COO. Jack has extensive sales experience and will help focus the Company’s attention on selling the product. Jack’s focus will be on developing markets and sales opportunities to help the Company deliver on its sales goals for 2008 and beyond. He joined one of Converted Organics’ predecessor companies in 2003.
Louis E. Rios, Jr., the principal of Classico Corp., will continue as the company’s governmental and community relations representative and will assume additional responsibilities to support sales of the company’s products. In particular Mr. Rios will assist in identification of future site locations and development of sales, marketing and distribution strategies for North America as well as the Caribbean and Latin America. A graduate of the City University of New York and a Veteran of the United State Navy, Mr. Rios is extensively involved in community affairs and business associations in New York City and nationally, serving as a Member of the Bronx Chamber of Commerce, the United States Hispanic Chamber of Commerce and the National Hispanic Business Group among others.
Ellen Geoffrey, has been appointed the vice president of accounting and administration. Ellen is the principal accounting officer for the Company. Ellen is a CPA whose emphasis is bringing improved profitability and cash flow to emerging businesses. In addition to running her own accounting business, Ellen was Chief Financial Officer and Controller at Quality Metric Incorporated of Lincoln, Rhode Island and Finance Officer at The Massachusetts Government Land Bank in Boston. She has also held positions at The Boston Financial Group, Arthur Young & Company, and Coopers & Lybrand.
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About Converted Organics Inc.
Converted Organics (NASDAQ: COIN), based in Boston, MA, is a development stage company dedicated to producing a valuable all natural, organic soil amendment or fertilizer product through food waste recycling. The Company uses proven, state-of-the-art technologies to create a product that helps grow healthier food and improve environmental quality. Converted Organics plans to sell and distribute its environmentally-friendly fertilizer or biostimulant in the agribusiness, turf management, and retail markets.
Converted Organics biostimulants will be produced in both a dry pellet and liquid concentrate. Converted Organics products have been tested in numerous field trials for more than a dozen crops with the result that, on average, the net value of the farmer’s crop increased 11-16% depending on the particular crop and product application. This is due in part to the disease suppression characteristics of the product which reduce or eliminate the need for other, costly, often toxic, crop protection applications. Increased use of nitrogen in commercial agriculture and turf grass applications such as golf courses has reduced the soil’s ability to absorb nitrogen and other nutrients. Using the products produced by Converted Organics helps restore the soil by replenishing these micronutrients. This reduces the amount nitrogen required in a virtuous cycle that benefits from long-term use. As a result, use of the product will reduce chemical run-off to streams, ponds and rivers, an objective with significant long-term benefits to the environment.
The products have a long shelf life compared to many other organic fertilizers. In a number of lab and field trials, the liquid product has been shown to be effective in mitigating powdery mildew, a leaf fungus that effects most plants and grasses and restricts the flow of water and nutrients to the plant. The Company’s biostimulants can be used on a standalone basis or in combination with more traditional fertilizers and crop protection products. Converted Organics expects to benefit from increased regulatory focus on organic waste processing and on environmentally-friendly growing practices.
This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the prospectus, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.
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